                                                                 EXHIBIT 10.10.2

                                                           EXECUTION COUNTERPART

                                                          EDC LOAN NO. CHIL-7078



================================================================================

                      AMENDED AND RESTATED LOAN AGREEMENT

                                  dated as of

                               December 22, 1999

                                    between

                      COMMUNICACION Y TELEFONIA RURAL S.A.

                                      and

                         EXPORT DEVELOPMENT CORPORATION

                                  $25,000,000

================================================================================

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                           Page
                                                                                                           ----
Section 1.     Definitions and Accounting Matters.........................................................   1
        1.01   Certain Defined Terms......................................................................   1
        1.02   Principals of Construction.................................................................   2

Section 2.     The Commitment, Loans, the Notes and Prepayments...........................................   3
        2.01   Loans......................................................................................   3
        2.02   Borrowings.................................................................................   3
        2.03   Changes of the Commitment..................................................................   3
        2.04   Commitment Fee.............................................................................   3
        2.05   Lending Office.............................................................................   3
        2.06   The Notes..................................................................................   3
        2.07   Optional and Mandatory Prepayments.........................................................   4

Section 3.     Payments of Principal and Interest.........................................................   4
        3.01   Repayment of Loans.........................................................................   4
        3.02   Interest...................................................................................   5

Section 4.     Payments; Computations; Etc................................................................   5
        4.01   Payments...................................................................................   5
        4.02   Computations...............................................................................   6
        4.03   Minimum Amounts............................................................................   6

Section 5.     Yield Protection, Etc......................................................................   6
        5.01   Changes in Market..........................................................................   6
        5.02   Additional Costs...........................................................................   7
        5.03   Illegality.................................................................................   8
        5.04   Compensation...............................................................................   8
        5.05   Taxes......................................................................................   9

Section 6.     Conditions to Effectiveness of Agreement...................................................  10

Section 7.     Representations and Warranties.............................................................  10

Section 8.     Covenants of the Borrower..................................................................  10

Section 9.     Events of Default..........................................................................  10

Section 10.    Miscellaneous..............................................................................  10
        10.01  Notices....................................................................................  10
        10.02  Waiver.....................................................................................  11
        10.03  Amendments, Etc............................................................................  11

        10.04  Successors and Assigns.....................................................................  11
        10.05  Assignments and Participations.............................................................  11
        10.06  Survival...................................................................................  12
        10.07  Counterparts...............................................................................  12
        10.08  Governing Law; Jurisdiction; Service of Process; Etc.......................................  12
        10.09  Waiver Of Jury Trial.......................................................................  13
        10.10  No Immunity................................................................................  13
        10.11  Judgment Currency..........................................................................  13
        10.12  Use of English Language....................................................................  13
        10.13  Captions...................................................................................  13
        10.14  Severability...............................................................................  13
        10.15  Intention of Parties.......................................................................  13

EXHIBIT A  -  Form of Note
EXHIBIT B  -  Form of Notice of Borrowing

                                                          EDC LOAN NO. CHIL-7078

          AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") dated as of December 22, 1999, between: Communicacion y Telefonia Rural S.A., a sociedad anonima duly organized and validly existing under the laws of Chile (the "Borrower"); and EXPORT DEVELOPMENT CORPORATION, a corporation established by an Act of the Parliament of Canada (the "Lender").

          Pursuant to the Loan Agreement dated March 31, 1999 (the "Original Loan Agreement") between the Borrower and the Lender, the Lender agreed to make loans to the Borrower in an aggregate principal amount not to exceed $35,000,000. In order to facilitate the execution and delivery of the loan agreement to be entered into between the Borrower and IDB (as defined in the Common Agreement referred to below), the parties hereto have agreed to amend and restate the terms and conditions upon which Loans are to be made and maintained hereunder and, accordingly, the parties hereto agree that the Original Loan Agreement shall be amended and restated as of the date this Agreement becomes effective in its entirety, as follows:

          Section 1. Definitions and Accounting Matters.

          1.01 Certain Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein which are defined in the Common Agreement (referred to below) shall have the same meanings herein as defined therein. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Applicable Margin" means 4.50% per annum.

          "Commitment" means (a) at any time prior to the Closing Date, the obligation of the Lender to make one or more Loans in an aggregate principal amount up to but not exceeding $35,000,000 and (b) upon the occurrence of the Closing Date and at any time prior to the Commitment Termination Date, the obligation of the Lender to make one or more loans in an aggregate principal amount up to but not exceeding $25,000,000 (in each case, as the same may be reduced at any time or from time to time pursuant to Section 2.03).

          "Commitment Termination Date" means the earliest to occur of (a) the date on which the aggregate amount of the Commitment is fully borrowed, (b) the unused Commitment is terminated in full or reduced to zero and (c) December 31, 2000.

          "Common Agreement" means the Common Agreement dated as the date hereof among the Borrower, the Lender and IDB.

          "Dollars" and "$" each means the lawful money of the United States of America.

          "Interest Period" means,

          (a) for any Loan, each period commencing on the date such Loan is made and ending on and including the date preceding the next Interest Payment Date; or


                               EDC Loan Agreement

          (b) for those amounts in default payable pursuant to Sections 2.04, 5.01, 5.02, 5.03, 5.04 and 5.05 hereof and Sections 2.05, 2.06 and 10.04 of the Common Agreement, the period commencing on and including the date of default and ending on and including the date preceding the next Interest Payment Date;

and thereafter the period commencing on and including the relevant Interest Payment Date and ending on and including the date preceding the next Interest Payment Date.

          "Lender" has the meaning assigned to such term in the introductory paragraph to this Agreement.

          "LIBOR" means, for any Interest Period, the rate per annum for six-month deposits appearing on Page 3750 of the Dow Jones Markets (Telerate) Service at approximately 11:00 a.m., London time on the date two Business Days prior to the first day of such Interest Period as the rate for the offering of Dollar deposits having a term comparable to such Interest Period, provided that if more than one such rate appears, the offered rate shall be the arithmetic average (rounded upward, if necessary, to the nearest 1/16th of 1%) of such offered rates. If for any reason LIBOR cannot be determined by reference to Telerate Page 3750 on any rate fixing date, the Lender shall notify the Borrower and shall determine LIBOR as of such rate fixing date using the arithmetic average (rounded upward, if necessary, to the nearest 1/16th of 1%) of such offered rates quoted by three internationally recognized banking institutions to be selected by the Senior Lenders on such date. All determinations of LIBOR by the Lender shall be conclusive absent clearly demonstrable error.

          "Loans" means the loans provided for in Section 2.01.

          "Notice of Borrowing" means the notice by the Borrower to be made in accordance with Sections 2.02 and 4.04, substantially in the form of Exhibit B.

          "Notes" means the promissory notes provided for in Section 2.06(a), substantially in the form of Exhibit A hereto, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Original Loan Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

          "Participant" has the meaning assigned to such term in Section
10.05(c).

          "Post-Default Rate" means a rate per annum equal to 2% plus the Applicable Margin plus LIBOR for the six month Interest Period then in effect.

          "Principal Office" means the principal office of the Lender, located on the date hereof at 151 O'Connor, Ottawa, Ontario, Canada K1A 1K3.

          1.02 Principles of Construction. Section 1.02 of the Common Agreement is incorporated herein by reference as if fully set forth herein.


                               EDC Loan Agreement

          Section 2. The Commitment, Loans, the Notes and Prepayments.

          2.01 Loans. The Lender agrees, on the terms and subject to the conditions of this Agreement, to make one or more term loans (the "Loans") to the Borrower in Dollars on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Commitment.

          2.02 Borrowings. The Borrower shall give the Lender notice of each borrowing hereunder as provided in Section 4.04. On the date specified for each borrowing hereunder, the Lender shall, subject to the terms and conditions of this Agreement, make available the amount of such borrowing to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower in the Notice of Borrowing for such borrowing.

          2.03 Changes of the Commitment.

          (a) Voluntary Reduction of Commitment. The Borrower shall have the right at any time or from time to time to terminate or reduce the unutilized amount of the Commitment; provided that (i) the Borrower shall give notice of each such termination or reduction as provided in Section 4.04 and (ii) each partial reduction shall be in an amount at least equal to $1,000,000.

          (b) Automatic Termination of Commitment. The Commitment shall be automatically reduced to zero at the close of business on the Commitment Termination Date. Any borrowing hereunder shall be deemed to reduce automatically the Commitment in the amount of such borrowing. Amounts borrowed, and subsequently repaid or prepaid, may not be reborrowed.

          (c) No Reinstatement of Commitment. The Commitment once terminated or reduced may not be reinstated.

          2.04 Commitment Fee. The Borrower shall pay to the Lender a commitment fee on the daily average unutilized amount of the Commitment, for the period from and including February 5, 1999 to but not including the earlier of the date the Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 0.50%. Accrued commitment fee shall be payable on each Interest Payment Date and on the earlier of the date the Commitment is terminated and the Commitment Termination Date.

          2.05 Lending Office. The Loans shall be made and maintained at the Lender's Principal Office.

          2.06 The Notes.

          (a) As additional evidence of the Borrower's obligation to pay the principal of the Loans as provided herein, the Borrower shall execute and deliver to the Lender or, at the direction of the Lender, to the Custodian for the benefit of the Lender, on the date of each borrowing pursuant to Section
2.02 hereof, a duly executed and notarized Note of the Borrower (such Note also to be signed by Chilean Holdco, BVI Holdco and SR (BV) Holdings) on which stamp tax has been paid (such payment to be certified by the Notary Public that notarized such


                               EDC Loan Agreement

Note), payable on demand to the order of the Lender, dated the date of such borrowing, and in a principal amount equal to the amount of the Loan to be made by the Lender on such date. The rights of the Lender under this Agreement, and under each of the other Transaction Documents, shall not be limited, reduced or otherwise affected by the existence of, or any action with respect to, the Notes; provided, however, that any reduction (by repayment, prepayment or otherwise) in the principal amount of any Loan hereunder or repayment or prepayment of the face amount of the Notes, as the case may be, shall discharge pro tanto the equivalent face amount of the Notes or, as the case may be, the corresponding principal amount of any Loan hereunder.

          (b) The Borrower shall re-execute the Notes as and when requested to do so by the Lender or the Custodian for the benefit of the Lender and in any event upon ten month intervals of the date of each disbursement; it being understood that the Lender or the Custodian may re-execute the Notes pursuant to the authority contained in the Power of Attorney described in the EDC Custodian Agreement.

          (c) Upon the payment in full of the obligations evidenced thereby, the Lender shall cancel, and return, or instruct the Custodian to cancel and return to the Borrower, each such Note so paid in full.

          (d) The Lender shall not be entitled to make a demand for payment under any Note unless the amounts so demanded are then due and payable (whether at scheduled maturity, by mandatory prepayment, acceleration or otherwise) by the Borrower in accordance with the terms of this Agreement. If the Lender exercises any right in any court in Chile under any Note delivered pursuant to this Agreement, it shall not be required for such purpose to evidence to the Borrower or any other Person that such Notes represent obligations of the Borrower under this Agreement or any other Person under any other Transaction Document nor that any condition herein or therein has been fulfilled.

          2.07 Optional and Mandatory Prepayments. The parties hereto agree that any optional or mandatory prepayment of Loans shall be made in accordance with
Section 2.05 or Section 2.06, as the case may be, of the Common Agreement.

          Section 3. Payments of Principal and Interest.

          3.01 Repayment of Loans. The Borrower hereby promises to pay on the Principal Payment Dates to the Lender the principal of the Loans in fourteen consecutive installments in amounts equal to the percentages (set forth below) of the aggregate principal amount of the Loans outstanding on the date following the date of the final disbursement of the Loans hereunder, as follows:

Installment Number                 Percentage
------------------                 ----------
       1-4                            6.00%
       5-8                            7.00%
      9-14                            8.00%

provided that the Borrower shall pay the aggregate outstanding principal amount of the Loans on November 15, 2007. Amounts paid pursuant to this Section 3.01 may not be reborrowed.


                               EDC Loan Agreement

          3.02 Interest. The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum during each Interest Period for such Loan equal to LIBOR for such Interest Period plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Notes, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

          Accrued interest on each Loan shall be payable (i) on the last day of each Interest Period therefor, and (ii) upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand and, if not paid when demanded, the interest payable at the Post-Default Rate will compound semi-annually until paid in full. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

          Section 4. Payments; Computations; Etc.

          4.01 Payments.

          (a) Payments by the Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the borrower to the Lender under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Borrower to the Lender under any other Financing Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due and in funds for same-day settlement, at Citibank N.A., 111 Wall Street, New York, New York 10043, U.S.A. for the credit of the Lender, UID number 189284, account number 38636645, or at such other account or financial institution as the Lender may, from time to time, notify the Borrower. Any payments received after 1:00 p.m. (New York City time) will be considered for all purposes as having been made on the next following Business Day.

          (b) Application of Payments. All payments made by or for the account of the Borrower under this Agreement or under the other Financing Documents will be applied first to all amounts then due and payable other than principal and interest in such order as the Lender may elect, then to interest due and payable, then to principal due and payable, and lastly, to prepayment of installments of principal in inverse order of maturity; provided, however, that any prepayment made by the Borrower pursuant to Section 2.06(d) of the Common Agreement shall be applied pro rata to the remaining principal installments to be paid in accordance with Section 3.01.

          (c) Extensions to Next Business Day. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.


                               EDC Loan Agreement

          4.02 Computations. Interest on Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.03 Minimum Amounts. Each borrowing shall be in an amount at least equal to $1,000,000.

          4.04 Certain Notices. Notices by the Borrower to the Lender of terminations or reductions of the Commitment, of borrowings and of optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Lender not later than 10:00 a.m., New York City time, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment specified below:

                                                          Number of
Notice                                               Business Days Prior
------                                               -------------------
Termination or reduction of the Commitment                    15

Borrowings of Loans                                            3

Optional prepayment of Loans (without fee)                    60

Each such notice of termination or reduction of the Commitments shall specify the amount of the Commitment to be terminated or reduced.

          Section 5. Yield Protection, Etc.

          5.01 Changes in Market.

          (a) If in the course of establishing LIBOR for the ensuing Interest Period, the Lender will have determined (which determination will be final, conclusive and binding upon the Borrower) that the ability of the Lender to make or maintain Loans in Dollars during the ensuing Interest Period has become impractical or has been materially adversely affected because:

          (i) of any material adverse change in or the termination of the London Interbank Eurodollar Market and the New York Interbank Market for Dollars;

          (ii) there exist no adequate and fair means for ascertaining LIBOR applicable to the Loans made to the Borrower by the Lender for such Interest Period;

          (iii) deposits in Dollars are not available to the Lender in the London Interbank Eurodollar Market and the New York Interbank Market in sufficient amounts in the ordinary course of business for such Interest Period; or

          (iv) if LIBOR, for such Interest period, will not be adequately reflect the cost of the Lender of obtaining the deposits in Dollars required for such Interest Period hereunder during such Interest Period in the London Interbank Eurodollar Market and the New York Interbank Market;


                               EDC Loan Agreement
in any such case, the Lender will promptly notify the Borrower of such determination and will within the next succeeding sixty (60) days after such notice, deliver to the Borrower the terms of a substitute basis for the continuation of the indebtedness of the Borrower which is, financially, the substantial equivalent to the Lender of the basis provided herein, including without limitation, the continuation of such indebtedness in a freely convertible currency other than Dollars or the funding of such indebtedness in a financial market other than the London Interbank Eurodollar Market and the New York Interbank Market. The terms of the substitute basis for such indebtedness will be retroactive to and effective from the beginning of that Interest Period for which LIBOR was being established and the provisions of this Agreement respecting such indebtedness of the Borrower will be, ipso factor, amended to accord with the terms of the substitute basis. The Lender will have no obligation to make any further Loans after such event until the Lender has determined the substitute basis.

          (b) Notwithstanding anything to the contrary contained in this Agreement respecting prepayment, if the Lender gives the notice provided for in this Section 5.01, the Borrower will have the right, upon written notice to that effect (which will be irrevocable and will constitute the Borrower's undertaking to prepay accordingly) delivered to the Lender at least thirty (30) days prior to the next Interest Payment Date following the date of such notice to prepay in full on such Interest Payment Date the principal indebtedness of the Borrower together with interest accrued thereon at the substitute basis and all other sums due hereunder to the date of such prepayment (but without the premium contemplated in Section 2.05(b) of the Common Agreement).

          (c) In the event of such prepayment, the obligation of the Lender to make any further Loans will, at the option of the Lender, thereupon terminate. If the Borrower does not give such notice and prepay in accordance with the foregoing, then the Borrower will execute and deliver to the Lender at the Borrower's expense any and all further instruments as the Lender deems necessary or advisable to reflect the substitute basis for the indebtedness of the Borrower.

          5.02 Additional Costs. In the event that a law or regulation is enacted or changed, or the interpretation or administration thereof is changed by the administering Governmental Body, or in the event that a judgment is rendered which:

          (a) subjects the Lender to any tax with respect to payments to be made by the Borrower to the Lender hereunder (except for taxes on the overall income of the Lender and those taxes contemplated by Section 5.05);

          (b) imposes or modifies any reserve or similar requirements against assets held by, or deposits in or for the account of, or loans by, an office of the Lender; or

          (c) imposes on the Lender any other condition with respect to this Agreement;

with the result that the cost to the Lender of making or maintaining Loans is increased or the income receivable by the Lender in respect of the principal indebtedness of the Borrower to the Lender hereunder is reduced, the Borrower will pay to the Lender on demand that amount which will compensate the Lender for such additional cost or reduction in income. Upon the Lender having determined that it is entitled to additional compensation in accordance with the provisions


                               EDC Loan Agreement
of this Section 5.02, the Lender will promptly notify the Borrower thereof. A certificate of the Lender setting forth the amount of such additional compensation and the basis therefor will be submitted by the Lender to the Borrower and will be conclusive evidence of such amount unless shown by the Borrower to contain clerical error. The Lender will have no obligation to make any further Loans after such event until the Lender has received the additional compensation.

          In the event the Lender gives the notice provided for in this Section
5.02 the Borrower will have the right, upon written notice to that effect (which will be irrevocable and will constitute the Borrower's undertaking to prepay accordingly) delivered to the Lender at least thirty (30) days prior to the next Interest Payment Date, to prepay in full on such Interest Payment Date, the said principal indebtedness of the Borrower together with accrued interest thereon, all other sums due hereunder and the additional compensation to the date of such prepayment (but without the premium contemplated in Section 2.05(b) of the Common Agreement).

          In the event of such prepayment, the obligation of the Lender to make any further Loans will, at the option of the Lender, thereupon terminate. The obligations of the Borrower under this Section 5.02 will survive the repayment to the Lender of the principal of and interest on the indebtedness of the Borrower to the Lender hereunder.

          5.03 Illegality. If it will become unlawful in any relevant jurisdiction for the Lender to continue to make or to maintain Loans or for the Lender to make or receive any payment or to perform, exercise or to give effect to any obligation, right or benefit under this Agreement or any related document, the Borrower will prepay to the Lender, if requested by the Lender, that portion of the principal amount of the Loans which the Lender notifies to the Borrower as being affected by such change forthwith or at the end of such period as the Lender will have permitted together with interest accrued thereon and all other sums due hereunder to the date of such prepayment (but without the premium contemplated in Section 2.05(b) of the Common Agreement). In the event of any such illegality or prepayment, the obligation of the Lender to make any further Loans will, at the option of the Lender, thereupon terminate.

          5.04 Compensation. The Borrower will indemnify and hold harmless the Lender against any loss (including loss of profit) costs, damage, liability or expense which the Lender will certify as sustained or incurred by the Lender as a consequence of:

          (a) any default in repayment of principal or payment of interest or any other amount due hereunder;

          (b) the delay or failure of the Borrower to make payment of or in respect of any taxes pursuant to Section 5.05;

          (c) any payment or prepayment of principal being made on other than an Interest Payment Date; or

          (d) the occurrence of an Event of Default;

including, in any such case, but not limited to, any loss, cost, damage, liability or expenses sustained or incurred by the Lender in liquidating or re-employing deposits or funds from third


                               EDC Loan Agreement
parties acquired or to be acquired to make advances or maintain or continue any amount already advanced or any part thereof. The obligations of the Borrower under this Section 5.04 will survive the repayment to the Lender of the principal of and interest on the indebtedness of the Borrower to the Lender hereunder.

          5.05 Taxes.

          (a) Payments to Be Made Free and Clear of Covered Taxes. All payments on account of the principal of and interest on the Loans, fees and all other amounts payable hereunder by the Borrower to or for account of the Lender, including, without limitation, amounts payable under paragraph (b) of this
Section 5.05, shall be made free and clear of and without reduction or liability for Covered Taxes. The Borrower will pay all Covered Taxes, without charge to or offset against any amount due to the Lender, prior to the date on which penalties attach thereto, except for any Covered Taxes (other than Covered Taxes imposed on or in respect of any amount payable hereunder, under the Notes or under any other Financing Document) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Covered Taxes is made on the Lender.

          (b) Indemnification by the Borrower. The Borrower shall indemnify the Lender against, and reimburse the Lender on demand for, any Covered Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Lender may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of Covered Taxes when due.

          (c) Gross-up of Covered Taxes. In the event that the Borrower is required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement or the Loans (including, without limitation, the Chilean income taxes referred to in paragraph (e) of this Section 5.05), the Borrower shall promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Covered Taxes, to enable such Person to receive from the Borrower on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement.

          (d) Evidence of Payment of Covered Taxes. The Borrower shall furnish to the Lender, original or certified copies of the official tax receipts in respect of each payment of Covered Taxes required under this Section 5.05, within 30 days after the date such payment is made, and the Borrower shall promptly furnish to the Lender any other information, documents and receipts that the Lender may reasonably require to establish to its satisfaction that full and timely payment has been made of all Covered Taxes required to be paid under this Section 5.05.

          (e) Representation as to Covered Taxes. The Borrower represents and warrants to the Lender that, on and as of the date hereof, none of this Agreement or any of the other Financing Documents, or the execution or delivery by the Borrower of this Agreement or any of the other Financing Documents, is subject to any Covered Taxes, and no payment to be made by the Borrower under this Agreement is subject to any Covered Taxes, except for Chilean income taxes imposed and required to be withheld and paid by the Borrower at the rate of 4% on


                               EDC Loan Agreement
amounts payable hereunder (other than principal of the Loans) and for stamp tax at the rate of 1.2% applicable on the principal amounts disbursed hereunder.

          Section 6. Conditions to Effectiveness of Agreement. This Agreement shall become effective on the date on which (a) each of the conditions precedent set forth in Section 6.01 and Section 6.02 of the Common Agreement have been satisfied or waived by the Senior Lenders and (b) the Loans shall have been prepaid from the proceeds of the initial disbursement of the IDB Loan in an amount equal to the aggregate outstanding principal amount of the Loans less $25,000,000.

          Section 7. Representations and Warranties. The Borrower confirms the representations and warranties contained in Section 7 of the Common Agreement, as if made on the date of this Agreement, which representations and warranties are incorporated herein by reference as if fully set forth in this Agreement.

          Section 8. Covenants of the Borrower. The Borrower agrees that, so long as any amount payable under this Agreement remains unpaid, it shall observe and perform each of the covenants set forth in Section 8 of the Common Agreement, which covenants and agreements are incorporated by reference in this Agreement as if fully set forth herein, in accordance with their terms.

          Section 9. Events of Default. Subject to the terms of the Common Agreement, if any "Event of Default" under and as defined in the Common Agreement shall occur and be continuing, then the Lender shall have (in addition to any and all other available remedies at law and in equity) each of the remedies to which it is entitled as provided in Section 9 of the Common Agreement.

          Section 10. Miscellaneous.

          10.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, any notice, claim, request, demand, consent designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in writing in the English language (or accompanied by an accurate English language translation upon which the recipient shall have the right to rely for all purposes) and will be deemed duly given when (i) personally delivered, (ii) sent by facsimile transmission (but only if, immediately after the transmission, the sender's facsimile machine records in writing the correct answer back) or (iii) ten days have elapsed after mailing by certified or registered mail, postage prepaid, in each case addressed to a party at its address or facsimile transmission number as set forth below or to another address or facsimile number of which that party has given notice in accordance herewith. Notice of address or facsimile number change shall be effective only upon receipt:

          (a) if to the Borrower, to it at Av. Vitacura 2771, Oficina 405-B, Las Condes, Santiago, Chile, Attention of Mario Andrade (Telecopy No. 562-236-5776, Telephone No. 562-236-5656), and


                               EDC Loan Agreement

          (b) if to the Lender, to Export Development Corporation, 151 O'Connor Street, Ottawa, Ontario, Canada K1A 1K3, Attention to the Loans Operations Team (Telecopy No. 613-598-2514, Telephone No. 613-598-2500).

          10.02 Waiver. No failure on the part of the Lender to exercise and delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower shall take all measures necessary for any such action or proceeding commenced by the Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower.

          10.03 Amendments, Etc. No provision of this Agreement may be modified or supplemented except by an instrument in writing signed by the Borrower and the Lender.

          10.04 Successors and Assigns. This Agreement shall be binding upon and ensure to the benefit of the parties hereto and their respective successors and permitted assigns.

          10.05 Assignments and Participations.

          (a) Assignments by the Borrower. The Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of the Lender and any such assignment in contravention of the terms hereof shall be null and void.

          (b) Assignment by the Lender. The Lender may assign its Loans, its Notes and its Commitment to any Person other than a telecommunications operator. Upon execution and delivery by the assignee to the Borrower of an instrument in writing pursuant to which such assignee agrees to become the "Lender" hereunder, and so long as no Default has occurred and is continuing, upon consent thereto by the Borrower (such consent not to be unreasonably withheld or delayed), the assignee shall have (unless provided in such assignment with the consent of the Borrower) the obligations, rights and benefits of the Lender hereunder in respect of the Commitment and Loans theretofore held by the Lender, and the Lender shall be released from the Commitment.

          (c) Participations. The Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans, or in the Commitment, provided that such Participation shall not have any rights or obligations under this Agreement or the Notes or any other Financing Document (the Participant's rights against the Lender in respect of such participation to be those set forth in the agreements executed by the Lender in favor or the Participant). All amounts payable by the Borrower to the Lender under

                               EDC Loan Agreement

Section 5 in respect of Loans and the Commitment shall be determined as if the Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if the Lender were funding each of such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold. In no event shall the Lender agree with the Participant to take or refrain from taking any action hereunder or under any other Financing Document except that the Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of the Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal or (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

     (d) Provision of Information to Assignees and Participants. The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants) provided that such party has entered into a confidentiality and non-disclosure agreement with the Borrower in a form acceptable to the Borrower acting reasonably.

     10.06 Survival. The obligations of the Borrower under Sections 5.02, 5.04 and 5.05 hereof and Section 10.04 of the Common Agreement shall survive the repayment of the Loans and the termination of the Commitment. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

     10.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement; provided that original signature pages of each party hereto are delivered to each other party hereto within five Business Days.

     10.08 Governing Law; Jurisdiction; Service of Process; Etc.

     (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) Submission to Jurisdiction and Venue; Process Agent. Section 10.08 of the Common Agreement is incorporated herein by reference as if fully set forth in this Agreement; and the Borrower confirms its consent and submission to jurisdiction and venue, and its appointment of CT Corporation System, as its agent for the service of process.

                                EDC Loan Agreement

                                                  EXPORT DEVELOPMENT CORPORATION


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:












                               EDC Loan Agreement

                                                                       EXHIBIT A
                                                       TO THE EDC LOAN AGREEMENT

                                 [Form of Promissory Note]

                                          PAGARE

                                              Santiago, Chile [_______] de 1999.


Por valor recibido, COMUNICATION Y TELEFONIA RURAL S.A. (el "Deudor") incondicionalmente promete pagar a la vista, a la orden de EXPORT DEVELOPMENT CORPORATION (el "Acreedor"), en dolares de los Estados Unidos de America (en lo sucesivo "Dolares"), la cantidad de[______] Dolares.

El pago bajo este pagare debera efectuarse, a mas tardar a las 11:00 AM, en la fecha de su peresentacion a cobro, en Dolares, en fondos inmediatamente disponibles.

El pago de este pagare se efectuara en (i) Citibank N.A., 111 Wall Street, Nueva York, Nueva York 10043, Estados Unidos de America, mediante abono en favor del Acreedor, UID No 189284, cuenta No 38636645 o (ii) en el domicilio del Deudor en caso de protesto.

Este pagare se suscribe sin obligacion de protesto. Sin embargo, el tenedor de este pagare se entendera siempre facultado para protestario.

Este pagare se rige por las leyes de Chile.

El Deudor se somete irrevocablemente a la jurisdiccion de los tribunales ordinarios de justicia con asiento en la comuna de Santiago, ciudad de Santiago, Chile.

COMUNICACION Y TELEFONIA RURAL S.A.
RUT No
Direccion
Por
Cargo

Autoriza la firma de don [__________], RUT No [___________], en representacion de COMUNICACION Y TELEFONIA RURAL S.A., como Deudor, Santiago, Chile, [__________] de 1999.

[leyenda por pago de timbres]









                       Ehibit A to the EDC Loan Agreement

                                      AVAL

Venimos en avalar el presente pagare, constituyendonos en fiadores y codeudores solidarios del Deudor del mismo, por todas y cada una de las obligaciones contenidas en el documento hasta el efectivo y completo pago de las sumas adeudadas en virtud del pagare, aceptando desde luego todas y cada una de las renovaciones y resuscripciones de este pagare que se efectuen por el Deudor.

Avalista y Codeudor Solidario N(o) 1

SERVICIOS RURALES DE TELECOMUNICACIONES S.A.
RUT N(o)
Direccion
Por
Cargo

Avalista y Codeudor Solidario N(o) 2

CTR HOLDINGS LIMITED
RUT N(o)
Direccion
Por
Cargo

Avalista y Codeudor Solidario N(o) 3

SR (BV) HOLDINGS LIMITED
RUT N(o)
Direccion
Por
Cargo

Autoriza la firma de don [______________], RUT N(o) [________________], en
representacion de SERVICIOS RURALES DE TELECOMUNICACIONES S.A., don [_____________], RUT N(o) [____________], en representacion de CTR HOLDINGS LIMITED, y don [____________], RUT N(o) [_____________], en representacion de SR (BV) HOLDINGS LIMITED, todos comos avalistas y codeudores solidarios. Santiago, Chile, [_______________] de 1999.







                      Exhibit A to the EDC Loan Agreement

                [Free English Translation for Information Only]

                                PROMISSORY NOTE

                                         Santiago, Chile, [______________], 1999

FOR VALUE RECEIVED, COMUNICACION Y TELEFONIA RURAL S.A. (the "Obligor") hereby unconditionally promises to pay ON DEMAND, to the order of the EXPORT DEVELOPMENT CORPORATION (the "Lender"), in dollars of the United States of America (hereinafter "Dollars") the sum of [___________] Dollars.

Payment of this Promissory Note shall be made on the date of demand, not later than 11:00 AM, in Dollars, in immediately available funds.

Payment of this Promissory Note shall be made at (i) Citibank N.A., 111 Wall Street, New York, New York 10043, United States of America, for the credit of IDB, UID N(o) 189284, Account N(o) 38636645, or (ii) the Obligor's domicile in case of its protest.

This Promissory Note is made without obligation of protest. However, the holder hereof shall always be entitled to protest the same.

This Promissory Note is governed by the laws of the Republic of Chile.

The Obligor hereby irrevocably submits to the jurisdiction of the ordinary courts of justice sitting in the Commune of Santiago, Republic of Chile.

COMUNICACION TELEFONIA RURAL S.A.
Tax Payer N(o):
Domicile:
By:
Title:

I hereby authorize the signature of ________________________ on behalf of COMUNICACION Y TELEFONIA RURAL S.A., as Obligor, Santiago, Chile, (insert date).

Notary Public

(evidence of payment of stamp tax)




                      Exhibit A to the EDC Loan Agreement

                                                                       EXHIBIT B
                                                           TO EDC LOAN AGREEMENT

                          FORM OF NOTICE OF BORROWING

                                                                   [INSERT DATE]

Export Development Corporation
151 O'Connor Street
Ottawa, Ontario K1A 1K3
Canada

Attention:     Loans Operations
Telephone:     613-598-2500
Telecopy:      613-598-2514

     This Notice of Borrowing is delivered pursuant to Section 2.02 of the Loan Agreement dated as of March 31, 1999 (the "Loan Agreement") between Comunicacion y Telefonia Rural S.A. (the "Borrower"), and the Export Development Corporation, a corporation established by an Act of the Parliament of Canada (the "Lender"), as the lender thereto. Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

     This Notice of Borrowing is irrevocable and constitutes a request for a Loan under the Commitment as follows:

1. The Business Day on which the proposed borrowing is to be made is [____________] (the "Borrowing Date").

2.   The proposed borrowing shall be made in the amount of $[_________]

3. The duration of the initial Interest Period shall be [INSERT APPROPRIATE SUB PERIOD].

4. The location and number of the Borrower's account to which funds are to be disbursed is [________], Account No. [____________], Ref: [__________],
     Attn: [_________].

     We understand that, in reliance on this Notice of Borrowing, (i) the Lender, as the lender under the Loan Agreement, will enter into commitments with third parties and/or make certain other arrangements (the "Arrangements") relating to making of the Loan, in the expectation that the Loan will be made and that the Arrangements will become effective on the Borrowing date and (ii) the Lender may incur losses and expenses in respect of the termination of such commitments and/or arrangements should the Loan fail for any reason to be made on the Borrowing Date.



                      Exhibit B to the EDC Loan Agreement

     This will confirm the Borrower's agreement with the Lender that, should the Loan not be made on the Borrowing Date (for any reason whatsoever, including without limitation the failure of any of the conditions precedent specified in the Loan Agreement to be satisfied for any reason, the Borrower will be obligated to pay to the Lender on demand any losses or reasonable expenses incurred by the Lender arising as a consequence of the failure of the Loan to be made on the Borrowing Date. All amounts payable hereunder shall be paid to the Lender in U.S. dollars without deduction, set-off or counterclaim at the Lender's account at Citibank, New York, Account Name: Export Development Corporation, Account No. 38636645, ABA# 021000089, UID 189284 Ref: CHIL-7078.

     The Borrower hereby represents and warrants to the Lender, as of the date hereof, that:

     1. Representations and Warranties. Both immediately and prior to the making of the requested Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 7 of the Loan Agreement and by each Transaction Party in each Transaction Document to which such Person is a party, shall be true and correct on and as of the date hereof and as of the date of the making of such Loan with the same force and effect as if made on and as of such dates (or if made solely as of an earlier date, were true and correct as of such date).

     2. No Default. Both immediately prior to the making of the requested Loan and also after giving effect thereto and to the intended use thereof, no Default or Event of Default has occurred and is continuing under the Loan Agreement, and no similar event or events shall have occurred and be continuing under any of the other Transaction Documents, as of the date hereof and as of the date of the making of such Loan.

     3. Material Adverse Effect. Both immediately prior to the making of the requested Loan and also after giving effect thereto and to the intended use thereof, no event or circumstance has occurred which has resulted in nor would reasonably be expected to result in a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

     4.   Installed Lines.

          (a) The number of Installed Lines as of the date hereof is [______];

          (b) The average installation fee charged for such Installed Lines that are private lines is not less that 150,000 Chilean Pesos; and

          (c) The Borrower has received at least 44,700 Chilean Pesos for each such Installed Line that is a private line




                      Exhibit B to the EDC Loan Agreement

5. Proceeds. The proceeds of the requested Loan shall be used for the following purposes in accordance with Section 8.13 of the Loan Agreement:

     BLANK                                        [______]
     BLANK                                        [______]
     BLANK                                        [______]
     Payment of Capital Expenditures              [______]

     TOTAL                                        [______]


The Borrower further represents and warrants to the Lender that its making and performance of this Notice of Borrowing have been duly authorized by all necessary corporate and governmental action and that this Notice of Borrowing constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.


                                              COMUNICACION TELEFONIA RURAL S.A.



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:







                      Exhibit B to the EDC Loan Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.




                                              COMMUNICACION TELEFONIA RURAL S.A.



                                              By: /s/   D'Arcy J. Leddy
                                                 -------------------------------
                                                 Name:  D'Arcy J. Leddy
                                                 Title: Director





                               EDC Loan Agreement

                                           EXPORT DEVELOPMENT CORPORATION


                                           By: /s/   Bruce Dunlop
                                              -------------------------------
                                              Name:  Bruce Dunlop
                                              Title: Financial Services Manager


                                           By: /s/   Brian Craig
                                              -------------------------------
                                              Name:  Brian Craig
                                              Title: Financial Services Manager




                               EDC Loan Agreement